UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2023

WATERS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14010	13-3668640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(Address of principal executive offices) (Zip Code)

(508) 478-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2023, Waters Technologies Corporation (“WTC”), a Delaware corporation and a wholly-owned subsidiary of Waters Corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Wyatt Technology Corporation, a California corporation (“Wyatt Technology”), and the shareholders named therein (collectively, the “Shareholders”) and Geofrey Wyatt in his capacity as representative of the Shareholders (“Representative”), pursuant to which WTC agreed to acquire all issued and outstanding equity interests of Wyatt Technology for $1,360,000,000 in cash at closing, subject to customary adjustments for closing cash, closing indebtedness, closing working capital and closing transaction expenses, in each case as set forth in the Purchase Agreement (the “Transaction”). The Company will finance the Transaction through cash on its balance sheet and existing borrowing capacity that is available on its revolving credit facility.

The Purchase Agreement contains representations, warranties, and covenants by the parties customary for a transaction of this nature. Specifically, until the closing of the Transaction, the Shareholders have agreed not to sell, transfer, assign, pledge or otherwise dispose of any of their shares in Wyatt Technology and have agreed to cause Wyatt Technology and its subsidiaries, among other things, to conduct its business in the ordinary course of business in a manner consistent with past practice in compliance with all applicable laws and to comply with certain covenants regarding the operation of Wyatt Technology and its subsidiaries. Subject to certain exceptions set forth in the Purchase Agreement, WTC has agreed to certain post-closing covenants pertaining to the continued maintenance of Wyatt Technology for a period of ten (10) years, and with respect to WTC’s maintenance of Wyatt Technology’s principal executive office, for a period of five (5) years.

Other than (i) claims for fraud or intentional misrepresentation, (ii) breaches of fundamental representations, or (iii) breaches of tax representations, WTC’s recourse with respect to breaches of Wyatt Technology’s and the Shareholders’ representations and warranties will be a customary representations and warranties insurance policy, subject to certain policy limits, exclusions, deductibles, and other terms and conditions.

The closing of the Transaction is subject to various customary conditions, including without limitation, the expiration or termination of any applicable waiting period under applicable antitrust laws (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The Purchase Agreement contains certain customary termination rights, including the right of WTC or the Shareholders to terminate the Purchase Agreement if the Transaction has not been completed by June 14, 2023. The Purchase Agreement provides that WTC shall be required to pay Wyatt Technology a one-time fee in the amount of $15,000,000 under certain circumstances if the Purchase Agreement is validly terminated by the Shareholders because WTC fails to consummate the Transactions following the satisfaction of all closing conditions.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition

On February 15, 2023, the Company announced its results of operations for the quarter and year ended December 31, 2022. A copy of the related press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01	Other Events.

On February 15, 2023, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information contained in Item 2.02 and Item 7.01 of this Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1^	Share Purchase Agreement, dated as of February 14, 2023, by and among Wyatt Technology Corporation, Waters Technologies Corporation, the shareholders named therein and Geofrey Wyatt in his capacity as representative of the shareholders.

Exhibit 99.1	Press Release of the Company, dated February 15, 2023, for the quarter and year ended December 31, 2022.

Exhibit 99.2	Press Release of the Company, dated February 15, 2023, announcing entry into the Purchase Agreement.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
(Registrant)

Date: February 15, 2023	By:	/s/ Amol Chaubal
	Name:	Amol Chaubal
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)